Standstill Agreement

                                  By and Among

                            Ambanc Holding Co., Inc.

                                       and

                               Lawrence B. Seidman

                              and the Seidman Group

     This Agreement is made this 24th day of March, 2000 among Lawrence B. Seidman ("Seidman"), having an office at 100 Misty Lane, Parsippany, New Jersey, the "Seidman Group" as that term is defined in paragraph 9, and Ambanc Holding Co., Inc.("Ambanc" or the "Company"), having an office at 11 Division Street, Amsterdam, New York.

1. The Board of Directors of Ambanc shall take all actions necessary to appoint Seidman to Ambanc's Board of Directors for a term commencing immediately following the March 24, 2000 meeting of the Board of Directors and ending at the 2000 Annual Meeting of Stockholders, currently scheduled to be held on May 26, 2000. The Board shall nominate Seidman for election at the 2000 Annual Meeting for a term expiring in 2003. The Board shall solicit proxies for Seidman's election along with the solicitation of proxies by the Board for the other three nominees nominated by the Board.

2. Immediately following the Annual Meeting of Stockholders, Ambanc shall take such action as may be necessary to appoint Seidman as a director of Mohawk Community Bank (the "Bank") for a term comparable to his term as a director of Ambanc as set forth in Section 1 of this Agreement.

3. The Seidman Group, as defined below, shall vote all stock of Ambanc owned or controlled by any of them as of the record date for the 2000 Annual Meeting of Stockholders in favor of the election of Seidman and in favor of the election of the three other nominees for directorships nominated by the Board of Directors, currently expected to be John J. Daly, Marvin R. Leroy, Jr. and Dr. Ronald S. Tecler.

4. It is understood that John M. Lisicki is the only current member of the Company's Board of Directors who is eligible to seek reelection to the Board in the year 2001. Therefore, the Seidman Group shall vote all stock of Ambanc owned or controlled by any of them as of the record date for the 2001 Annual Meeting of Stockholders in favor of the reelection of John M. Lisicki as a director of the Company.

5. The Seidman Group will not acquire any shares of common stock of Ambanc which would cause its percentage ownership of the issued and outstanding common stock of Ambanc to exceed 14.9% through the period ended March 31, 2001. The Seidman Group will comply with all regulatory requirements applicable to them in connection with any acquisition of stock in excess of 9.9% of the outstanding shares of common stock of the Company. The Seidman Group acknowledges the voting restrictions set forth in Article Fourth C of the Company's Certificate of Incorporation.

6. The Seidman Group will not engage in or support a solicitation of proxies or other stockholder action in opposition to management of Ambanc or submit any of their own proposals for stockholder approval without Board approval or otherwise attempt to effect a change in control of Ambanc or the corporate policy of Ambanc that is not supported by a majority of the Board of Directors. Subject to the provisions of Paragraph 4 to this Agreement, this provision shall not apply to the nomination of directors and the solicitation of proxies for such nominees, or any other matter arising, at the Annual Meeting of Stockholders to be held in 2001 or thereafter. Nothing contained in this paragraph shall be interpreted to prohibit Seidman from voting, as a director, in such manner as he deems appropriate on any matter which may come before the Board of Directors or any committee of Ambanc or the Bank, nor shall the same prohibit him from including, in any disclosure made by Ambanc pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any statement explaining his vote if he is required by law to include such an explanation in such disclosure.

7. Seidman & Associates, LLC will withdraw its nominations of Lawrence B. Seidman, Richard Baer and Dennis Pollack as directors for election at the 2000 Annual Meeting of Stockholders of Ambanc and its request for a list of the Company's stockholders all dated as of February 22, 2000.

8. The Seidman Group concurs that, subject to whatever fiduciary duties may exist as required by the Employee Retirement Income Security Act, as amended, ESOP shares and shares of restricted stock may be voted in accordance with the terms of the plans.

9. The Seidman Group will not take any action indirectly, or induce any other person or entity to take any action which, if taken directly by the member of the Seidman Group, would be in violation of this Agreement, nor will the Seidman Group take any action which would reasonably be anticipated to thwart any of the provisions of this Agreement. All the members of the Seidman Group individually, and all members of limited liability companies, partners of partnerships, stockholders, directors and officers of corporations, trustees and beneficiaries of trusts, and other persons holding comparable positions in any other entities, making up the Seidman Group shall be personally bound by the provisions of this Agreement which by their terms are applicable to the Seidman Group. The members of the Seidman Group agree not to seek to use the press or other public pronouncements to publicly air disputes with the Company through and including March 31, 2001.

10. The term "the Seidman Group" shall mean Seidman & Associates, LLC, Seidman Investment Partnership, L.P., Seidman Investment Partnership
         II, L.P., Seidman & Associates II, LLC, Kerrimatt, L.P., Federal Holdings, LLC, Dennis Pollack, Lawrence B. Seidman, Lawrence B. Seidman Clients, Veteri Place Corp., Richard Greenberg, Sonia Seidman, Melissa Baer, Richard Baer, Seidecal Associates, LLC and Brant Cali. The foregoing represents a complete and accurate list of all "affiliates" and "associates" of Seidman as such terms are defined in Rule 405 under the Securities Act of 1933, as amended, or with whom Seidman may be "acting in concert" as such term is defined in 12 C.F.R. Section 574.2(c). The terms and conditions of this Agreement shall be binding upon all parties who subsequently become members of the Seidman Group and their respective successors. The Seidman Group will strictly comply with all reporting requirements applicable to it under the Exchange Act and will adhere to Company trading policies and procedures with respect to trading in the Company's stock to the same extent as all directors and executive officers of the Company.

11. As of the date of this Agreement, the Seidman Group beneficially owns 117,442 shares of Ambanc common stock.

12. Ambanc and Seidman shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

13. Seidman hereby represents and warrants that he has the authority to bind all of the members of the Seidman Group to this Agreement and that by his signature below he binds himself and all of such other members of the Seidman Group.

                                   AMBANC HOLDING CO., INC.

                          By:      /s/ John M. Lisicki
                                   ------------------------------------
                                   John M Lisicki
                                   President and Chief Executive Officer

                                   THE SEIDMAN GROUP

                          By:      /s/ Lawrence B. Seidman
                                   ------------------------------------
                                   Lawrence B. Seidman, personally and
                                   as agent for the persons and entities
                                   named in  paragraph  10,  other than
                                   those who  separate signatures are
                                   provided below
                                   /s/ Dennis Pollack
                                   ------------------------------------
                                   Dennis Pollack